Exhibit 10(k)

Harte-Hanks, Inc.

2005 Omnibus Incentive Plan

Non-Qualified Stock Option Agreement

Option	Number of Shares of Stock	Option Price

No.	Subject to this Option:	Per Share: $

THIS AGREEMENT, effective as of the      day of             , 20     (the “Award Date”), is between Harte-Hanks, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), and                                                               (hereinafter referred to as the “Holder”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Plan (as defined below).

WITNESSETH:

WHEREAS, the Corporation has adopted the Harte-Hanks, Inc. 2005 Omnibus Incentive Plan (the “Plan”), which provides for the granting of Non-Qualified Options to Participants of the Corporation and its Affiliated Corporations as selected by the Compensation Committee (the “Committee”) of the Corporation’s Board of Directors (the “Board”) to purchase shares of common stock of the Corporation, par value one dollar ($1.00) per share (the “Common Stock”); and

WHEREAS, the Holder has been selected by the Committee to participate in the Plan, in accordance with the provisions thereof.

WHEREAS, the Committee awarded to the Holder a Non-Qualified Option on the Award Date.

WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the option.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained and as an inducement to the Holder to be a [employee, director, consultant] of the Corporation or an Affiliated Corporation, the parties hereto hereby agree as follows:

1. On the Award Date, the Corporation awarded to the Holder this Non-Qualified Option to purchase from the Corporation, on the terms and conditions herein set forth and in the Plan, all or any part of the number of shares of Common Stock at the option price per share as set forth above. The grant of this option was effective on the Award Date. Except as otherwise provided in Section 3 below, this option may not be exercised unless the Holder, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, a Participant under the Plan (an “Eligible Participant”).

2. This option cannot be exercised in whole or in part prior             . Thereafter, this option may be exercised to the extent shown below (rounded downward, if necessary, to the nearest full share), and to the extent not previously exercised, on or after the following             :

Notwithstanding the foregoing, in no event can this option be exercised in whole or in part on or after the date on which this option lapses pursuant to Section 3. The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date (as defined below) or the termination of this option under Section 3 hereof or the Plan.

3. This option shall expire on                      (the “Final Exercise Date”) unless terminated prior to the Final Exercise Date pursuant to the terms of this option or the Plan. This option shall expire

(a)              after the date of the death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) of the Holder; provided, however, that in such event this option may only be exercised to the extent it is vested at the time of the Holder’s death or disability;

(b)              after the Termination Date (as defined below) if the Holder is then still living and if such termination is for a reason other than for Cause or as a result of a Material Breach (as defined below); provided, however, that in such event this option may only be exercised to the extent it is vested at the time of the Termination Date; and provided, further, however, that in the event that the Holder dies during the              period immediately after the Termination Date (and the Holder has not been terminated for Cause or as a result of a Material Breach), then this option shall terminate              after the date of the Holder’s death; or

(c) on the Termination Date, if such termination was for Cause or as a result of a Material Breach.

For purposes of this Agreement, “Material Breach” shall mean the material breach of any contractual, statutory, fiduciary or other legal obligation of the Holder to the Corporation, as determined in the sole judgment of the Corporation, and “Termination Date” shall mean the date on which the Holder is no longer a Participant under the Plan.

4. This option and the rights and privileges conferred therewith shall not be sold, transferred, encumbered, hypothecated or otherwise conveyed by the Holder otherwise than by will or by the laws of descent and distribution. This option is not liable for or subject to, in whole or in part, the debts, contracts, liabilities, or torts by the Holder nor shall it be subject to garnishment, attachment, execution, levy or other legal or equitable process. This option shall be exercisable during the lifetime of the Holder only by the Holder. To the extent exercisable after the Holder’s death, this option shall be exercised only by the person or persons entitled to receive this option under the Holder’s will, duly probated, or if the Holder shall fail to make a testamentary disposition of this option, by the executor or administrator of the Holder’s estate.

5. This option may be exercised by the Holder, in whole or in part, at anytime by the Holder’s delivering written notice to the Corporation’s Secretary along with full payment of the exercise price under this option for the shares being purchased. The notice must specify that this option (or a portion thereof) is being exercised and the number of shares with respect to which this option is being exercised. This option may only be exercised as provided in this option and in accordance with such rules and regulations as may, from time to time, be adopted by the Board or the Committee under the Plan. The exercise of this option shall be deemed effective upon receipt by the Corporation of the notice and payment described in this Section 5. If the Holder exercises this option in full, it shall be surrendered to the Corporation for cancellation. If the Holder only partially exercises this option, it shall be delivered to the Corporation for the purpose of making appropriate notation thereon, or otherwise reflecting, in such manner as the Corporation shall determine, the result of such partial exercise of the option. As soon as practicable after the effective exercise of this option, and upon satisfaction of all applicable withholding requirements pursuant to the Plan, the Holder or the Holder’s nominee, shall be recorded on the Corporation’s stock transfer books as the owner of the shares purchased. The Corporation may, but is not required to, deliver to the Holder one or more duly issued and executed stock certificates evidencing such ownership.

6. At the time this option is exercised, payment of the total exercise price for the shares to be purchased shall be made to the Corporation (i) in cash (including check, bank draft or money order), (ii) by transfer from the Holder to the Corporation of shares of the Corporation’s Common Stock (other than shares of Common Stock that the Committee determines by rule may not be used to exercise this option) that the Holder has held for more than six (6) months with a then current aggregate Fair Market Value equal to the total exercise price for the portion of this option being exercised, (iii) by the Corporation’s retaining a number of shares of the Common Stock deliverable upon exercise of this option whose aggregate Fair Market Value is equal to the exercise price to be paid in connection with such exercise; or (iv) to the extent permissible under applicable law, delivery to the Corporation of: (A) a properly executed exercise notice, (B) irrevocable instructions to a broker to sell a sufficient number of the shares being exercised to cover the exercise price and to promptly deliver to the Corporation (on the same day that the shares of Common Stock issuable upon exercise are delivered) the amount of sale proceeds required to pay the exercise price and any required tax withholding relating to the exercise, and (C) such other documentation as the Committee and the broker shall require to effect a same-day exercise and sale.

7. If at any time the Board shall determine, based on opinion of counsel to the Corporation, that listing, registration or qualification of the shares covered by this option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of the exercise of this option, this option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to counsel for the Corporation.

8. Any notice to be given under the terms of this option or any delivery of this option to the Corporation shall be made by personal delivery, through the mail, or by facsimile, electronic mail or other electronic transmission to the Corporation’s Secretary, Harte-Hanks, Inc., P. O. Box 269, San Antonio, Texas 78291, Fax: (210) 829 9139. Any notice to be given to the Holder shall be addressed to the Holder at the address set forth beneath his or her signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

9. The granting of this option shall impose no obligation upon the Holder to exercise it or any part thereof. The Holder acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by such Holder’s remaining an Eligible Participant (not through the act of being hired, being granted this option or acquiring shares hereunder). The Holder further acknowledges and agrees that this option, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee, director or consultant of the Corporation or an Affiliated Corporation for the vesting period for any period, or at all, and shall not interfere in any way with the Holder’s right or the right of the Corporation or any Affiliated Corporation to terminate the Holder’s relationship as an employee, director or consultant at any time with or without Cause. The Holder acknowledges that the option is not granted by the Corporation as a matter of right, but is granted (and the amount of the award is granted) at the sole discretion of the Committee and is not part of his or her contractual compensation and does not create and enforceable right to further options in future years or in similar amounts. This discretion of the Committee relates to the award of the options and the amount of the award. The Holder waives any and all acquired rights claims in connection with past or future employment or service as a consultant or director with the Corporation or any Affiliated Corporation.

10. Subject to the limitations of the transferability of this option, this Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

11. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

12. Any provision of this Agreement to the contrary notwithstanding, the Corporation may take such steps as it may deem necessary or desirable for the withholding of any taxes which it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any of the shares subject hereto. Subject to limitations established by the Committee and/or the Board from time to time, any withholding taxes may be paid by delivery to the Corporation of previously owned shares of Common Stock or by reducing the number of shares issuable upon exercise of this option.

13. It is intended that the option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

14. Holder accepts this option subject to all the provisions of the Plan including the provisions that authorize the Committee to administer and interpret the Plan and that provide the Committee’s and the Board’s decisions, determinations and interpretations with respect to the Plan and options granted thereunder are final and conclusive on all persons affected thereby. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this option and any term or provision of the Plan, the term or provision of the Plan shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Holder:

NEW Address Only:

HARTE-HANKS, INC.

By:

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